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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Cyanotech Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYANOTECH CORPORATION
73-4460 Queen Kaahumanu Hwy., Suite 102
Kailua-Kona, HI 96740
(808) 326-1353

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Monday, August 22, 2005 at 7:00 P.M. Hawaii Standard Time

To Our Stockholders:

        You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Cyanotech Corporation, a Nevada corporation ("Cyanotech" or the "Company") to be held on Monday, August 22, 2005 at 7:00 P.M., Hawaii Standard Time, at the King Kamehameha Kona Beach Hotel, 75-5660 Palani Road, Kailua Kona, Hawaii, for the following purposes:

  1.
  To elect six directors to serve until the next Annual Meeting or until their successors are elected and qualified;

  2.
  To consider and vote on a proposal to approve the 2005 Stock Option Plan (the "2005 Plan"), reserving a total of 800,000 authorized shares of Common Stock of the Company for issuance of options under the 2005 Plan;

  3.
  To ratify the selection of KPMG LLP, an independent Registered Public Accounting Firm, as the Company's independent auditor for the fiscal year ending March 31, 2006; and

  4.
  To transact other business as may properly come before the meeting or any adjournment thereof.

        These matters are more fully described in the Proxy Statement accompanying this notice.

        In addition to the formal items of business, Cyanotech will review the major developments and accomplishments of fiscal 2005 and answer appropriate questions that you may have about Cyanotech and its activities.

        The Board of Directors has fixed the close of business on June 24, 2005 as the record date (the "Record Date") for Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The stock transfer books will not be closed between the Record Date and Annual Meeting. Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting; however, all stockholders are cordially invited to attend the meeting.

        It is important that your shares be represented at the meeting. Please sign, date and return the enclosed proxy card in the enclosed envelope, even if you plan to attend the meeting. If you do attend the meeting, you may personally vote, which will revoke your signed proxy. You may also revoke your proxy at any time before the meeting by following the instructions in the Proxy Statement.

        Thank you for your ongoing support and continued interest in Cyanotech. We look forward to seeing you at the meeting.

By Order of the Board of Directors
Jeffrey H. Sakamoto Secretary

Kailua-Kona, Hawaii
July 14, 2005

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS OF CYANOTECH CORPORATION
To Be Held Monday, August 22, 2005

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CYANOTECH CORPORATION (the "Company" or "Cyanotech") of proxies to be voted at the 2005 Annual Meeting of Stockholders (the "Annual Meeting") which will be held at 7:00 p.m., Hawaii Standard Time, on Monday, August 22, 2005 at the King Kamehameha Kona Beach Hotel, 75-5660 Palani Road, Kailua Kona, Hawaii, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card are to be first mailed to stockholders on or about July 14, 2005.

        The Company's principal executive offices are located at 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, HI 96740.

VOTING RIGHTS AND SOLICITATION

        The enclosed proxy is being solicited on behalf of the Board of Directors of Cyanotech for use at the Annual Meeting.

        The close of business on June 24, 2005 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. All holders of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting. Each stockholder has one vote for each share so held. At June 24, 2005, Cyanotech had 20,896,265 shares of Common Stock, $.005 par value per share, issued and outstanding. The presence in person or by proxy of the holders of record of a majority of the voting power of the outstanding shares entitled to vote constitutes a quorum. Directors are elected by a plurality of votes cast. For approval of all other matters to be voted on: when a quorum is present a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Abstentions are counted only for purposes of determining whether a quorum is present. On proposals 1 and 3, a broker who holds shares in the name of a stockholder is entitled to vote these shares even if the broker receives no instructions from the stockholder. On proposal 2, the broker cannot vote such shares (broker "Non-Votes") unless authorized by the stockholder. Broker Non-Votes are not treated as votes cast but are counted in determining the existence of a quorum.

        Shares represented by proxies in the accompanying form which are properly executed and returned to Cyanotech will be voted at the Annual Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted: a) FOR the election of each of the directors as described herein under "Proposal One—Election of Directors"; b) FOR the proposal to approve the 2005 Stock Option Plan, reserving a total of 800,000 authorized shares of Common Stock of the Company for issuance of options under the Plan, as described herein under "Proposal Two—Proposal to Approve the 2005 Stock Option Plan"; and c) FOR ratification of the selection of the independent auditor as described herein under "Proposal Three—Ratification of Selection of Independent Auditor." Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

        The entire cost of soliciting the proxies will be borne by Cyanotech. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, e-mail, facsimile or letter by officers and regular Cyanotech employees who will receive no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting, notifying the Secretary of the Meeting of the revocation of the prior proxy, and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

*****

PROPOSAL ONE:
Election of Directors

Board Nominees

        A board of six (6) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the six Board nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve until the next Annual Meeting or until such director's successor has been elected and qualified. Voting for the election of directors is non-cumulative.

        The following table sets forth certain information regarding the nominees for election to the Board of Directors, all of whom were also elected at the last annual meeting.

Name	Principal Occupation	Director Since	Age
Gerald R. Cysewski, Ph.D.	Chairman of the Board, President and Chief Executive Officer, Cyanotech Corporation	1983	56
Michael A. Davis	Private Investor	2003	52
Gregg W. Robertson	President and Chief Executive Officer of Robertson & Company (Financial services consultancy)	2004	71
David I. Rosenthal	Vice President of Finance & Administration, Chief Financial Officer, SpectraLink Corporation (Manufacturer of wireless communication products)	2000	50
John T. Waldron	Adjunct Professor of Marketing—Lake Forest Graduate School of Management	1998	53
Paul C. Yuen, Ph.D.	Retired, formerly Dean of the College of Engineering—University of Hawaii at Manoa	1993	77

        Gerald R. Cysewski, Ph. D.—Kailua Kona, Hawaii:    Dr. Cysewski co-founded the Company in 1983 and has served as a director of the Company since that time. Until June 1996, he also served as Scientific Director. Since March 1990, Dr. Cysewski has served as President and Chief Executive Officer of the Company and in October 1990 was also appointed to the position of Chairman of the Board. From 1988 to November 1990, he served as Vice Chairman of the Company. From 1980 to 1982, Dr. Cysewski was Group Leader of Microalgae Research and Development at Battelle Northwest, a major contract research and development firm. From 1976 to 1980, Dr. Cysewski was an assistant professor in the Department of Chemical and Nuclear Engineering at the University of California, Santa Barbara, where he received a two-year grant from the National Science Foundation to develop a culture system for blue-green algae. Dr. Cysewski received his doctorate in Chemical Engineering from the University of California at Berkeley.

        Michael A. Davis—San Francisco, California:    Mr. Davis was appointed to the Board of Directors of the Company in March 2003 subsequent to his acquisition of $1,250,000 of subordinated convertible debentures of the Company in September 2002. Mr. Davis is a Principal at Ebb and Flow Ventures, a private equity firm; President of Skywords Family Foundation and a Director of Athena Root, Inc. and Canobie Films, Inc. Mr. Davis attended Harvard University and resides in San Francisco, California.

        Gregg W. Robertson—Honolulu, Hawaii:    Mr. Robertson was appointed to the Board of Directors of the Company in August 2004. Mr. Robertson is the President and Chief Executive Officer of Robertson & Company, a privately-owned investment banking firm which was established in 1986 and is currently based in Honolulu. Prior to establishing this firm, Mr. Robertson was the President and Chief Executive Officer of Dillingham Industries, Inc., a subsidiary of Dillingham Corporation. Previously Mr. Robertson held the positions of Executive Vice President and Chief Financial Officer of Dillingham Corporation. Mr. Robertson holds a B.S. degree in Economics from Fairleigh Dickenson University, Teaneck, N.J.

        David I. Rosenthal—Boulder, Colorado:    Mr. Rosenthal was appointed to the Board of Directors of the Company in November 2000. Mr. Rosenthal is currently the Vice President of Finance & Administration for SpectraLink Corporation, a publicly-traded company located in Boulder Colorado that designs, manufactures and markets wireless phones for the workplace. Mr. Rosenthal was Executive Vice President and Chief Financial Officer of StarTek, Inc., a provider of customized outsourcing services from 2000 to 2003. Mr. Rosenthal was acting Chief Financial Officer at Celestial Seasoning, Inc. until its merger with the Hain Food Group in 2000 and the Chief Financial Officer of Hauser, Inc., a manufacturer of natural extracts products, from 1994 to 1999. Mr. Rosenthal holds a B.S. degree in Accounting from the University of California at Berkeley and a M.B.A degree from California State University, Hayward. Mr. Rosenthal is also a Certified Public Accountant.

        John T. Waldron—Deerfield, Illinois:    Mr. Waldron was appointed to the Board of Directors of the Company in July 1998. Mr. Waldron is an Adjunct Professor of Marketing at the Lake Forest Graduate School of Management in Lake Forest, Illinois. From 1986 to 1999, Mr. Waldron was Vice President-Sales and Marketing, Senior Vice President-Sales and Marketing, and Executive Vice President for Takeda U.S.A. Inc., a bulk vitamin and fine chemical products manufacturer. Mr. Waldron was also a Director of Takeda U.S.A. from 1993 to 1999, and served as a member of its Executive Committee and Compensation Committee. Mr. Waldron holds a Master of Management degree from Northwestern University's J. L. Kellogg Graduate School of Management.

        Paul C. Yuen, Ph.D.—Honolulu, Hawaii:    Dr. Yuen was appointed to the Board of Directors of the Company in August 1993. Prior to his retirement in September 1999, Dr. Yuen served as Dean, College of Engineering for the University of Hawaii at Manoa. From July 1992 to March 1993, Dr. Yuen was Acting President of the University of Hawaii. From 1989 to 1992, Dr. Yuen was Senior Vice President for Academic Affairs, University of Hawaii at Manoa. Dr. Yuen holds M.S. and Ph.D. degrees in Electrical Engineering from the Illinois Institute of Technology.

        The Board has determined that all nominees, except Dr. Cysewski, are independent directors as defined in Nasdaq Stockmarket Rule 4200A.

Required Vote

        A plurality of the shares of the Common Stock cast at a meeting at which a quorum is present, is required for the election of directors.

        The Board of Directors unanimously recommends that the stockholders vote FOR all of the above named director nominees. The enclosed Proxy will be voted for the proposal unless a contrary specification is made.

BOARD MEETINGS AND COMMITTEES

Director Nomination Process

        Director Qualifications.    The Nominating and Corporate Governance Committee has established guidelines in considering nominations to the Company's Board of Directors. These include: (a) personal characteristics, including such matters as integrity, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company; (b) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (c) experience in the Company's industry and with relevant social policy concerns; (d) experience as a board member of another company; (e) academic expertise in an area of the Company's operations; and (f) practical and mature business judgment. The criteria are not exhaustive and the Nominating and Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating/Corporate Governance Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so the Committee also considers candidates with appropriate non-business backgrounds.

        Identification and Evaluation of Nominees for Directors.    The Board of Directors believes that, based on the Nominating and Corporate Governance Committee's knowledge of the Company's corporate governance principles and the needs and qualifications of the Board at any given time, the Nominating/Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. Accordingly, it is the policy of the Nominating/Corporate Governance Committee not to accept unsolicited nominations from stockholders. In making its nominations, the Nominating/Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the committee's criteria for Board service are re-nominated. As to new candidates, the committee will generally poll the Board members and members of management for recommendations. The committee may also review the composition and qualification of the boards of directors of the Company's competitors, and may seek input from industry experts or analysts. The committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the committee evaluates each individual in the context of the Board as whole, with the objective of assembling a group that can best represent stockholder interests through the exercise of sound judgment. After review of all data and deliberation by the committee, a recommendation is made to the Board of Directors. Historically, the Board of Directors has not relied on third-party search firms to identify director nominees. The committee may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

        Each of the nominees for election at the annual meeting is recommended by the Nominating and Corporate Governance Committee for election.

Director Independence

        The Board has determined that each of the nominees for director, other than Dr Cysewski, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is "independent" under NASDAQ Rule 4200(A). In making its determination, the Board considered transactions and relationships between each director (and any member of his immediate family) and the Company and its subsidiaries and relationships between the directors or their affiliates and members of the Company's senior management personnel and their affiliates.

Stockholder Communication with Directors

        Stockholders may, at any time, communicate in writing with any particular director, or the non-management directors as a group, by sending such written communication to Cyanotech Corporation—Non-Management Directors, 73-4460 Queen Kaahumanu Highway, #102, Kailua Kona, Hawaii, 96740. Copies of written communications received at such address will be directed to the relevant director or the non-management directors as a group.

Code of Conduct and Ethics

        The Company has established a Code of Conduct and Ethics that applies to its officers, directors and employees. A copy of this Code of Conduct and Ethics was filed as an exhibit to the 2004 Notice of Annual Meeting and Proxy Statement and is hereby incorporated by reference. The Code of Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and as a "code of conduct" within the meaning of the NASDAQ Stock Market listing standards.

Corporate Governance Documents

        The Nominating and Corporate Governance Committee intends to recommend to the Board and the Board intends to approve Corporate Governance Guidelines at its July Board Meeting. The Nominating and Governance Committee Charter and the Code of Conduct and Ethics, are available on the Company's website at www.cyanotech.com. The information contained on the website is not thereby incorporated by reference in, or considered part of, this Proxy Statement unless specifically incorporated. The Company will provide copies of any of these documents, free of charge, to any stockholder upon written request to the Company's Chief Financial Officer, c/o Cyanotech Corporation, 73-4460 Queen Kaahumanu Highway, #102, Kailua Kona, Hawaii, 96740.

        The Board of Directors of the Company held seven regular meetings in fiscal 2005. No incumbent director attended less than 75% of the combined meetings of the Board of Directors and of the committees, if any, upon which such director served.

        The Board of Directors of the Company has an Audit Committee, Nominating and Governance Committee, and a Compensation and Stock Option Committee.

        The Audit Committee operates and acts under a written charter, which was revised and approved by the Cyanotech Board of Directors in June 2004. A copy of the Charter and Powers of the Audit Committee was filed as an exhibit to the 2004 Notice of Annual Meeting and Proxy Statement and is hereby incorporated by reference. This document can also be found on the Company's website at www.cyanotech.com. The Committee provides independent and objective oversight of (1) Company's financial reporting processes, (2) Company's audits of the financial statements, including appointment, compensation and oversight of the external auditor, (3) Company's internal controls, and (4) risk assessment and risk management policies set by management. The Committee also oversees and monitors the independence, performance and qualifications of the company's independent auditor. The Audit Committee also reviews and approves related party transactions and reviews and resolves complaints from any employee regarding accounting, internal controls or auditing matters. All members of the Audit Committee are "independent" directors as defined in Nasdaq Stockmarket Rules 4200A and 4350(d)(2). The Board of Directors has identified David I. Rosenthal as a "financial expert" as defined in Rule 10A(m) of the Securities Exchange Act of 1934. The Audit Committee, which is comprised of independent directors David I. Rosenthal (chair), Michael Davis and Gregg W. Robertson, held four regularly scheduled meetings during fiscal year 2005.

        The Nominating and Corporate Governance Committee operates and acts under a written charter, which was adopted and approved by the Cyanotech Board of Directors in June 2004. A copy of the Nominating and Corporate Governance Committee Charter was filed as an exhibit to the 2004 Notice of Annual Meeting and Proxy Statement and is hereby incorporated by reference. The Nominating and Corporate Governance Committee's functions include (1) reviewing the background and qualifications of potential nominees for the Cyanotech Board of Directors presented by stockholders, directors and management, (2) recommending to the Board a slate of nominees to be submitted to the stockholders for election at the next Annual Meeting of Stockholders, (3) advising the Board with respect to matters of Board composition and procedures, and (4) overseeing the annual evaluation of the Board. Among the qualifications considered in the selection of candidates are knowledge, experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability, dedication and absence of conflicts of interest see caption "Director Nomination Process" above. All members of the Nominating and Corporate Governance Committee are "independent" directors under Nasdaq Market Rule 4200A. The Nominating and Corporate Governance Committee, which is comprised of independent directors Michael A. Davis (chair), John T. Waldron and Paul C. Yuen, held one regularly scheduled meeting during fiscal year 2004.

        The Compensation and Stock Option Committee operates and acts under a written charter, which was adopted and approved by the Cyanotech Board of Directors. A copy of the Compensation and Stock Option Committee Charter was filed as an exhibit to the 2004 Notice of Annual Meeting and Proxy Statement and is hereby incorporated by reference. The Compensation and Stock Option Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy, bonus plans and incentive option plans, and approves the grants of stock options to officers, employees and consultants. At least once a year, the Compensation and Stock Option Committee meets in executive session with the other independent directors of the Board to evaluate the Chief Executive Officer's ("CEO") performance. All members of the Compensation and Stock Option Committee are "independent" directors as defined under Nasdaq Rule 4200A. The Compensation and Stock Option Committee, which is comprised of independent directors John T. Waldron (chair) and Paul C. Yuen, held one regularly scheduled meeting during fiscal year 2005.

DIRECTOR COMPENSATION

        At the 2004 Annual Meeting of Stockholders, the stockholders of the Company approved the Independent Director Stock Option and Stock Grant Plan (the "2004 Plan"). Under the 2004 Plan each Independent Director receives on first election, pursuant to the 2004 Plan, a 10-year option to purchase 4,000 shares of the Company's Common Stock, and thereafter a grant of 3,500 shares of Common Stock each year that the Independent director is elected to the board. Such grants and options are non-transferable and non-exercisable for six months following the date of grant. On the date of the 2004 Annual Meeting of Stockholders, each Independent Director continuing as a director received, under the 2004 Plan, an automatic grant of 3,500 shares of fully paid and non-assessable shares of Common Stock except Mr. Robertson, who received a 10-year option to purchase 4,000 shares of the Company's Common Stock. In addition, each Independent Director receives an annual fee of $1,000 for participation on the Board and $1,000 per Board meeting attended in person, and is also reimbursed for out-of-pocket costs incurred in connection with attendance at such meetings. Each Independent Director receives $150 for participation in telephonic meetings. An Independent Director who serves as a member of any Board committee receives an annual fee of $500 and an Independent Director who serves as chairperson of a Board committee is entitled to additional compensation as follows: 1) Audit Committee Chairperson—$1,500; 2) Compensation and Stock Option Committee Chairperson—$800; and 3) Nominating and Corporate Governance Committee—$800.

*****

PROPOSAL TWO:
Proposal to Approve the 2005 Stock Option Plan

        In June 2005, the Board of Directors of the Company adopted, subject to stockholder approval, the 2005 Stock Option Plan (the "2005 Plan") as the successor to the Company's 1995 Stock Option Plan (the "1995 Plan"). The Board of Directors believes that it is in the best interest of the Company to continue to provide employees and certain independent consultants with the opportunity to acquire Common Stock of the Company through stock options. The 2005 Plan was adopted in order to retain and attract qualified employees and independent consultants as well as to further align the interests of such employees and consultants with other stockholders through increased Company stock ownership. The 2005 Plan provides for the issuance of options to purchase an aggregate of 800,000 shares of the Company's Common Stock to eligible parties as defined therein. The 2005 Plan will be effective upon its approval by the stockholders at the 2005 Annual Meeting of Stockholders and will terminate on August 21, 2015, but no option granted prior to such date is adversely affected by such termination.

        The 1995 Plan will terminate on August 9, 2005 and no option grants under this plan will be made after that date. Each option granted outstanding from the 1995 Plan at the time of such termination remains in force in accordance with the provisions of the instruments evidencing such grant. Outstanding options under the 1995 Plan which expire or are terminated for any reason without having been exercised will not be available for future option grants. On the date hereof, there were a total of 583,987 options outstanding under the 1995 Plan, exercisable at prices ranging from $0.46 to $3.69 and expiring between 2005 and 2009. Termination of the 1995 Plan will not affect these outstanding options.

        The following is a summary of the principal features of the 2005 Plan. This summary, however, does not purport to be a complete description of all the provisions of the 2005 Plan. A copy of the 2005 Plan is attached to this Proxy Statement as Exhibit A, and the following discussion is qualified in its entirety by reference to Exhibit A.

Option Grants

        Under the 2005 Plan employees and certain independent consultants may be granted options to purchase shares of the Company's Common Stock. Options granted pursuant to the 2005 Plan will be options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Service Code or non-statutory stock options as determined by the Committee (see below).

Shares Reserved

        800,000 shares of the Company's Common Stock will be reserved for issuance over the ten (10) year term of the 2005 Plan. The shares issuable under the 2005 Plan will either be shares of the Company's authorized but previously unissued common stock or shares reacquired by the Company, including shares purchased on the open market.

        All shares granted in the form of options under the 2005 Plan will reduce, on a share-for-share basis, the number of shares of Common Stock available for subsequent grants. If an option issued under the 2005 Plan expires or terminates for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be returned to the pool of reserved shares and will be available for subsequent option grants under the 2005 Plan so long as the plan is in force.

Plan Administration

        The 2005 Plan will be administered by the Company's Board of Directors ("Board") or a named committee of the Board ("Committee") designated by the Board subject to the requirements of 1934 Act Rule 16b-3. A Board member eligible to serve on such Committee must qualify as a "Non-Employee Director" as permitted by Securities Exchange Act of 1934, Rule 16b-3. The

Committee has authority to adopt rules as it may deem appropriate to carry out the purposes of the 2005 Plan, and to interpret and construe the provisions of the 2005 Plan and any agreements and notices under the 2005 Plan and to make determinations pursuant to any 2005 Plan Provision. Each interpretation, determination or order or action made or taken by the Administrators pursuant to the 2005 Plan is final and binding on all persons. The Administrators are not liable for any action or determination made in good faith, and are entitled to indemnification and reimbursement in the manner provided in the Company Articles of Incorporation and By-Laws as such documents may be amended from time to time.

Eligibility

        Any person (including an officer) employed by the Company or its subsidiaries, or an independent consultant who provides valuable services to the Company or its subsidiaries is eligible to participate in the 2005 Plan. Generally, options will not be transferable other than by will or pursuant to the laws of descent or a qualified domestic relations order, and will be exercisable during the lifetime of an option holder only by such holder or a guardian or legal representative. As of June 1, 2005, approximately 68 employees were eligible to participate in the 2005 Plan.

Valuation

        "Market Value" is defined as the last reported sale price of the Common Stock on the Nasdaq Small-Cap Market, or if the Common Stock is regularly traded in some other market or on an exchange, the closing selling price per share of the Common Stock. Under the 2005 Plan the exercise price of each option will be no less than 100% of the Market Value thereof on the date of the grant On July 01, 2005, the closing price of the Company's Common Stock on the Nasdaq Small-Cap Market was $1.154. Payment of the exercise price may be made in whole or in part with other Shares owned by the participant credited at Market Value.

Option Acceleration

        Options outstanding under the 2005 Plan will become immediately exercisable in the event of certain changes in the ownership or control of the Company. The transactions which will trigger such option acceleration are as follows:

  Corporate Transactions

        Any one (1) of the following stockholder-approved transactions:

  (i)
  A merger or consolidation in which the Company is not the surviving entity, except for change in the state incorporated under.

  (ii)
  The sale, transfer or other disposal of substantially all of the Company's assets in liquidation or dissolution of the Company.

  (iii)
  Any reverse merger in which the Company is the surviving entity but in which more than 50% of the Company's outstanding voting securities are transferred to persons other than those who held such securities immediately prior to the merger.

  Change in Control

        Any one (1) of the following events:

  (i)
  The Acquisition of more than 50% of the Company's outstanding voting securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

  (ii)
  A change in the composition of the Board of Directors over a period of thirty-six (36) months or less such that a majority of the Board ceases, by reason of one or more contested elections for Directorship, to be comprised of individuals who either: (a) have been members of the Board continuously since the beginning of such period; or (b) have been elected or nominated for election to the Board during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

        In the event of any such Corporate Transaction, each option at the time outstanding under the 2005 Plan will automatically become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of such shares. However, an outstanding option under the 2005 Plan will not so accelerate if and to the extent: (a) such option is either to be assumed by the successor entity (or parent thereof) or is otherwise to be replaced by a comparable option to purchase shares of the successor entity's (or parent thereof) securities; or (b) the acceleration of such option is subject to other limitation imposed by the Compensation and Stock Option Committee at the time of grant. The Compensation and Stock Option Committee will have the discretion to provide for the subsequent acceleration of any option which does not accelerate at the time of the Corporate Transaction, in the event the optionee's service terminates within a designated period following such Corporate Transaction. Upon the consummation of the Corporate Transaction, all outstanding options under the 2005 Plan will, to the extent not previously exercised by the optionees or assumed by the successor corporation (or parent thereof), terminate and cease to be exercisable.

        The Compensation and Stock Option Committee has full power and authority, exercisable either in advance of any anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under the 2005 Plan so that such options will, immediately prior to the Change in Control, become exercisable for the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of such shares. The Compensation and Stock Option Committee may impose a condition on such acceleration vesting upon the optionee's cessation of service under certain prescribed circumstances following the Change in Control.

        The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, takeover attempt or other such effort to gain control of the Company.

Change in Capitalization

        Options granted under, and the number of shares subject to, the 2005 Plan will be subject to adjustment upon a recapitalization, stock split, stock dividend or other similar event affecting the Common Stock. In the event any change is made to the Common Stock issuable under the 2005 Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without receipt of consideration by the Company, appropriate adjustments will be made to: (a) the maximum number and/or class of securities issuable under the 2005 Plan; and (b) the number and/or class of securities and corresponding price per share in effect under each outstanding option.

        Each outstanding option which is assumed or is otherwise to continue in effect after a Corporate Transaction as defined above, will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable, in connection with such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to number and class of securities available for issuance under the 2005 Plan.

        Option grants under the 2005 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Amendment and Termination

        The 2005 Plan may be amended by the Board of Directors, provided that stockholders' approval will be necessary for any change that would materially increase the benefits accruing to option holders under the 2005 Plan, change the aggregate number of shares issuable thereunder, change the method for calculation of the option price or change the class of persons eligible to receive options or grants. However, no such amendment or modification may adversely affect the rights of existing optionees without their consent.

        The Board may terminate the 2005 Plan at any time, and the 2005 Plan will in all events terminate on August 21, 2015. Each option outstanding on such date will remain in force in accordance with the provisions of the instruments evidencing such option.

Federal Income Tax Consequences

General

        The following is a brief description of certain federal income tax considerations with respect to the 2005 Plan and participation therein. There can be no assurance that such considerations will not be altered by future changes in the law or administrative interpretations. In addition, optionees may be subject to certain state and local taxes which are not described herein and which may differ from taxes imposed under federal law.

        Because an optionee's tax circumstances may differ from those of other optionees, and because there may be changes in applicable tax law, it is recommended that each optionee consult with a qualified tax advisor concerning the tax consequences of participation in the 2005 Plan.

Incentive Tax Options

        In general, no income will be recognized by an optionee and no deduction will be allowed to the Company with respect to the grant of exercise of an Incentive Stock Option under the 2005 Plan, provided that the Option is exercised within three months after the termination of the optionee's employment (one year in the case of the optionee's death or disability). The difference between the exercise price and the fair market value of the shares of Common Stock on the date the Option is exercised is, however, an adjustment item for purposes of the optionee's alternative minimum tax. When the stock received upon exercise of the Option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the Option related to such stock. If the above-mentioned holding period requirements are not satisfied, the subsequent sale of stock received upon exercise of an Incentive Stock Option is treated as a "disqualifying disposition." In general, an optionee will recognize taxable income at the time of a disqualifying disposition as follows: (i) ordinary income in an amount equal to the excess of (A) the lesser of the fair market value of the shares of Common Stock on the date the Incentive Stock Option is exercised or the amount realized on such disqualifying disposition over (B) the exercise price; and (ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares of Common Stock on the date the Incentive Stock Option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of ordinary income the optionee recognizes.

        If an Incentive Stock Option is not exercised within the three months after the termination of the optionees employment (one year in the case of death or disability of the optionee), it will be treated for Federal income tax purposes as a Nonstatutory stock option, as described below.

        In general, an optionee who pays the exercise price of an Incentive Stock Option, in whole or in part, by delivering shares of Common Stock already owned by the optionee will recognize no gain or loss for Federal income tax purposes on the shares surrendered. However, if the shares delivered to exercise the Incentive Stock Option were acquired pursuant to the prior exercise of an Incentive Stock Option and the holding period requirements discussed above have not been met with respect to such shares, the delivery of such shares to exercise the Incentive Stock Option will be considered a taxable disposition of the shares. Under Treasury Regulations, a portion of shares received upon exercise of an Incentive Stock Option equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered (increased, if applicable, by any income recognized as a result of the exchange), and the holding period of such shares will include the holding period of the shares surrendered (except for purposes of determining whether there has been a disqualifying disposition of the shares). The basis of the additional shares received upon such exercise will be zero, and the holding period of such shares for all purposes will begin on the day after the day that the Option is exercised.

Nonstatutory Stock Options

        The grant of Nonstatutory Stock Options under the Plan will not result in the recognition of taxable income to an optionee or in a deduction to the Company. Upon exercise an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of each share of Common Stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of Common Stock received upon the exercise of a Nonqualified Stock Option is taxed as capital gain or loss to the optionee (long-term or short-term, depending upon the holding period of the stock sold).

        An optionee who pays the exercise price of a Nonstatutory Stock Option, in whole or in part, by delivering shares of Common Stock already owned by the optionee will recognize no gain or loss for Federal income tax purposes on the shares surrendered. With respect to shares of Common Stock acquired upon exercise which are equal in number to the shares of Common Stock surrendered, the basis and holding period of such shares will be equal to the basis and holding period of the shares surrendered. With respect to any additional shares of Common Stock acquired upon exercise, the basis of such shares will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the day after the day that the Option is exercised.

Accounting Treatment

        Option grants to employees with exercise prices less than the fair market value of the option shares on the grant date will result in a compensation expense to the Company's earnings equal to the difference between the exercise price and the fair market value of the shares on the grant date. Such expense will be accrued by the Company over the period the optionee vests in the option shares. Option grants at 100% of fair market value will not result in any change to the Company's earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

Required Vote

        The proposal will be approved if a quorum is present and the number of votes cast in favor exceeds the number of votes cast against the proposal.

        The Board of Directors unanimously recommends a vote FOR approval of the 2005 Stock Option Plan.

*****

PROPOSAL THREE:
Ratification of Selection of Independent Auditor

        The firm of KPMG LLP, an independent Registered Public Accounting Firm, has served as independent auditor for the Company since 1987. The Board of Directors has selected the firm to continue in this capacity for the current fiscal year ending March 31, 2006. A representative of KPMG LLP is expected to attend the annual meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders present at the meeting.

        Although it is not required to do so, the Company wishes to provide stockholders with the opportunity to indicate their approval of the selection of auditor and accordingly is submitting a proposal to ratify the selection of KPMG LLP. If the stockholders should fail to approve this proposal, the Board of Directors will consider the selection of another auditing firm.

Required Vote

        The proposal will be approved if a quorum is present and the number of votes cast in favor exceeds the number of votes cast against the proposal.

        The Board of Directors unanimously recommends that stockholders vote FOR ratification of KPMG LLP to serve as the Company's independent auditor for the year ending March 31, 2006.

*****

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and beneficial owners of more than 10% of a registered class of the Company's equity securities, (collectively "Insiders") to file reports with the SEC and the National Association of Securities Dealers, Inc. disclosing direct and indirect ownership of Common Stock and other equity securities of the Company and reports of changes in such ownership. Insiders are required by SEC regulation to provide the Company with copies of all Section 16(a) forms filed with the SEC. Based solely on review of copies of Section 16(a) reports received by the Company, and written representations that no other reports were required by the SEC, the Company believes Insiders have complied with all Section 16(a) filing requirements for the fiscal year ended March 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of June 24, 2005 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company and Common Stock equivalents, (ii) each of the Company's executive officers named in the Summary Compensation Table appearing herein, (iii) each director and (iv) all directors and executive officers named in the Summary Compensation Table appearing herein as a group. The following table sets forth what such persons' beneficial security ownership position would be assuming the exercise of all outstanding stock options and warrants, exercisable on June 24, 2005 or within 60 days of such date. All shares shown are subject to the named person's sole voting and investment power except as noted below.

Name	Shares Beneficially Owned		Approximate Percent Owned
Gerald R. Cysewski(1)	508,483	(2)	2.4
Robert J. Capelli(1)	27,000	(3)	*
Michael A. Davis(1)	3,469,576	(4)(5)	16.6
Gregg W. Robertson(1)	6,000	(6)	*
David I. Rosenthal(1)	9,500	(7)	*
John T. Waldron(1)	50,452	(7)	*
Paul C. Yuen(1)	37,300		*
All directors and executive officers as a group (8 persons)	4,108,311	(8)	19.7

*
Less than 1.0%

(1)
Address is c/o Cyanotech Corporation, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740.

(2)
Includes options for 53,875 shares of Common Stock.

(3)
Includes options for 27,000 shares of Common Stock

(4)
Includes 318,500 shares over which Mr. Davis holds sole voting and investment power. Also includes 3,148,076 shares over which Mr. Davis holds shared voting and investment power. Such 3,148,076 shares include: 125,000 shares held by Mr. Davis' spouse, Janet J. Johnstone ("Johnstone"); 700,000 shares held by the Skywords Family Foundation, a charitable foundation of which Mr. Davis and Johnstone are the sole directors; 400,000 shares held by trusts for the benefit of Mr. Davis' and Johnstone's minor children for which Mr. Davis is a co-trustee; and 1,923,076 shares held by the Michael Arlen Davis Charitable Lead Annuity Trust for which Mr. Davis is a co-trustee.

(5)
Includes options for 3,000 shares of Common Stock held by a trust for the benefit of Mr. Davis, Johnstone & Mr. Davis' descendents, of which Mr. Davis is a trustee.

(6)
Includes options for 4,000 shares of Common Stock

(7)
Includes options for 3,000 shares of Common Stock

(8)
Includes options for 93,875 shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No current member of the Company's Compensation and Stock Option Committee is a current or former officer or employee of the Company or its subsidiaries and no executive officer of the Company was a member of the Compensation Committee of any corporation of which a member of the Company's Compensation and Stock Option Committee is an executive officer.

EXECUTIVE OFFICERS OF THE REGISTRANT

        The executive officers and other key employees of Cyanotech as of March 31, 2005 were as follows:

Name	Age	Position
Gerald R. Cysewski, Ph.D	56	Chairman of the Board, President and Chief Executive Officer
Jeffrey H. Sakamoto	47	Chief Financial Officer, Vice President—Finance and Administration, Secretary and Treasurer
Glenn D. Jensen	46	Vice President—Operations
Robert J. Capelli	45	Vice President—Sales
E. Dennis Ehrenberg	45	Director of Production
Gary R. Cox	60	Director of Quality

        Dr. Cysewski co-founded Cyanotech in 1983. Since March 1990, Dr. Cysewski has served as President and Chief Executive Officer and prior to this time, served as Scientific Director. Dr. Cysewski has also served as a Director since 1983. In 1998, he was Vice Chairman of the Board and in October 1990 was he appointed Chairman of the Board. Prior to his tenure at Cyanotech, from 1980 to 1982, Dr. Cysewski was group leader of microalgae research and development at Battelle Northwest, a major contract research and development firm. From 1976 to 1980, Dr. Cysewski was an assistant professor in the Department of Chemical and Nuclear Engineering at the University of California, Santa Barbara. Dr. Cysewski received his doctorate in Chemical Engineering from the University of California at Berkeley.

        Mr. Sakamoto has served as Chief Financial Officer, Vice President—Finance & Administration, Secretary and Treasurer since March 2003. Previously, he served as Controller from 1997 to 2003. He joined the Company in 1995 as Accounting Manager. Prior to joining Cyanotech, Mr. Sakamoto served as Assistant Controller for Hale Makua, Inc., a healthcare organization and as Accounting Manager for the Hawaii Division of Fleming Foods. Mr. Sakamoto holds a B.B.A. degree in Accounting from the University of Hawaii at Manoa.

        Mr. Jensen has served as Vice President—Operations since May 1993. He had been Production Manager since 1991. Mr. Jensen joined Cyanotech in 1984 as Process Manager. Prior to joining the Company, Mr. Jensen worked as a plant engineer at Cal-Alga, a spirulina production facility, near Fresno, California. Mr. Jensen holds a B.S. degree in Health Science from California State University, Fresno.

        Mr. Capelli, has served as Vice President—Sales since March 2002. He joined the Company in January 2002 as Director of Sales. Prior to joining Cyanotech, Mr. Capelli was Senior Sales Manager for Forecite-The Source, a division of Tree of Life, Inc. Mr. Capelli holds a B.A. degree from Rutgers University.

        Mr. Ehrenberg was appointed Director of Production in March 2004. Before holding this position, Mr. Ehrenberg was Inventory and Materials Control Manager. He joined the Company in November 2001. Prior to joining Cyanotech, from 1996 to 2001, Mr. Ehrenberg was involved in various aspects of production at Aquasearch, Inc. as the Quality Assurance Coordinator and Director of Purchasing. Mr. Ehrenberg holds a B.A. degree from Sonoma State University.

        Mr. Cox joined the Company as Director of Quality in January 2005. Before joining the Company he held the position of Assistant Director of Production for Clonetech, Inc. from 2000 to 2004, and has over 15 years of managerial experience in various aspects of regulatory management duties in the biotech field. Mr. Cox holds B.S. degrees in Chemistry and Zoology from Brigham Young University in Provo, Utah, and has pursued graduate work in natural product chemistry at Stanford University.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer and all executive officers of the Company who earned more than $100,000 for services rendered in all capacities to the Company (hereinafter referred to as the "named executive officers") for the fiscal years ended March 31, 2005, 2004, and 2003. Ronald P. Scott resigned from his position as Executive Vice President—Finance & Administration, effective March 7, 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name And Principal Position	Fiscal Year	Salary		Bonus		Shares of Common Stock Underlying Options (#)
Gerald R. Cysewski, Chairman of the Board, President and Chief Executive Officer	2005 2004 2003		$121,731 110,000 110,000		$20,000 — —	10,000 9,000 12,500
Robert J. Capelli Vice President of Sales	2005 2004 2003		$98,965 87,640 85,000		$5,000 — —	4,000 10,000 8,000
Ronald P. Scott, Executive Vice President—Finance & Administration, Chief Financial Officer	2005 2004 2003	$	— — 103,846	$	— — —	— — 12,500

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EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of March 31, 2005, including the 1995 Stock Option Plan and 2004 Non-Employee Director Stock Option and Stock Grant Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (a)(#)	Weighted Average Exercise Price of Outstanding Options (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)(c)(#)
Equity Compensation Plans Approved by Stockholders	605,987	$1.09	409,194
Equity Compensation Plans Not Approved by Stockholders	N/A	N/A	N/A
Total	605,987	$1.09	409,194

OPTION GRANTS IN LAST FISCAL YEAR

        The following table contains information concerning the grant of stock options made under the 1995 Plan for the 2005 fiscal year to the named executive officers. No stock appreciation rights ("SARs") have been granted under the 1995 Plan.

					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
		% of Total Options Granted to Employees in Fiscal Year
Name	Shares Underlying Options Granted(1)		Exercise Price Per Share	Expiration Date
					5%	10%
Gerald R. Cysewski(1)	10,000	8.0	$1.10	08/17/09	$3,039	$6,716
Robert J. Capelli(1)	4,000	3.2	$1.10	08/17/09	$1,216	$2,686

(1)
The options were granted under the 1995 Plan on August 16, 2004, and are exercisable in four equal and cumulative annual installments over the optionee's period of service with the Company, beginning one year after the grant date. The option has a term of five (5) years.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table provides information with respect to the named executive officers concerning the exercise of options during the 2005 fiscal year and the number and value of unexercised options held at year end. No SARs have been granted under the 1995 Plan.

			Number of Shares of Common Stock Underlying Unexercised Options at FY—End (#)
					Value of Unexercised In-The-Money Options at FY—End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gerald R. Cysewski	0	$0	42,875	26,125	$11,983	$10,503
Robert J. Capelli	0	$0	21,500	20,500	$11,009	$10,590

(1)
Market value of shares covered by in-the-money options on March 31, 2005 ($1.2190), less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

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Report of the Compensation and Stock Option Committee of the Board of Directors

        The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is composed of two or more Independent directors. During fiscal 2005 the Committee was composed of John T. Waldron (chair) and Paul C. Yuen.

        The Committee is responsible for setting and administering the compensation policies, annual executive officers' compensation, making recommendations on potential bonus and stock option plans, granting bonuses and recommending to the Board of Directors grants of stock options to executive officers.

Compensation Philosophy

        The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, motivate and retain executives of outstanding ability, potential, and drive commensurate with the size and development requirements of the Company. Key elements of this philosophy are:

  •
  The Company pays competitively with comparable small companies with which the Company competes for talent. To ensure that pay is competitive, the Company compares its pay practices with these companies and sets its pay parameters based in part on this review.

  •
  The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

  •
  The Company provides significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges.

        The Committee endeavors to balance Company needs and values with the employees' needs and believes that it is important that the Committee maintain this relationship.

Cash Compensation

        Base Salary.    The base salaries of the executive officers are determined initially on the basis of one or more salary surveys conducted by third parties as well as surveys of biopharmaceutical companies both nationally and more specifically in the Western United States obtained from public information such as filings with the Securities and Exchange Commission. Based on such surveys, the executive officers' salaries are set within the ranges of the surveys targeted at the median; the exact level is determined after the Committee considers the experience and capability of the executive officer, the level of responsibility, and the needs of the Company.

        Incentive Bonus Compensation.    The Committee believes that, as a general rule, annual compensation in excess of base salaries should be dependent on the employee's performance and the Company's performance, and should be awarded based on recommendations of the Committee, and in the discretion of the Board. Accordingly, at the beginning of each fiscal year, the Committee establishes a Management Incentive Plan for executive officers and other key management personnel under which executive officers and other key management personnel may earn bonuses, in amounts ranging up to 100% of the annual salaries, provided the Company achieves or exceeds the pre-tax net income goal established for the year.

        The net income goal is established in part on the basis of an annual operating plan developed by management and approved by the Board of Directors. The annual operating plan is designed to maximize profitability, within the constraints of economic and competitive conditions, some of which are outside the control of the Company, and is developed on the basis of: (i) the Company's performance in the prior year; (ii) estimates of sales revenue for the plan year based upon recent market conditions and trends and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved; (iii) historical operating cost and cost savings that management believes can be achieved; and (iv) competitive conditions faced by the Company. Taking all of these factors into account, as part of the operating plan, bonus awards are determined under the Management Incentive Plan, and are fixed at what is believed to be a realistic level so as to make the incentives meaningful to executives and to avoid penalizing executives and other key management personnel for conditions outside of their control.

        In certain instances, bonuses under the Management Incentive Plan are awarded not only on the basis of the Company's overall profitability, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for an executive's efforts in achieving greater than anticipated cost savings, or establishing new or expanded markets for the Company's products. Typically, the maximum bonus that may be awarded for achievement of specific objectives is determined at the beginning of the year to provide the requisite incentive for such performance.

        As a result of this performance-based Management Incentive Plan, executive compensation, and the proportion of each executive's total cash compensation that is represented by incentive or bonus income, increases in those years in which the Company achieves the anticipated level of growth and profitability. On the other hand, in years in which the Company experiences less than anticipated profit growth, bonuses, and therefore also total executive compensation, should tend to be lower.

Long-Term Equity-Based Compensation

        The Committee intends to make stock option grants on an annual basis. Each grant is designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (usually the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if he or she remains in the employ of the Company and the market price of the shares appreciate over the option term. The size of the option grant to each executive officer generally is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also taken into account are the size of comparable awards made to individuals in similar positions in the industry as reflected in external surveys, the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods and the number of options held by the individual at the time of grant. Generally, as an executive officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary. The relative weight given to these factors varies with each individual, in the sole discretion of the Committee.

Chief Executive Officer's Compensation

        The Committee uses the same philosophy and procedures described above with respect to the other executive officers in setting the cash compensation and equity incentives for the Chief Executive Officer.

        The compensation payable to Dr. Cysewski, the Company's Chief Executive Officer in fiscal 2005, was determined by the Committee. Dr. Cysewski's base salary was set at a level which the Board felt would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry. Based on Dr. Cysewski's performance and on the compensation policy summarized in this report, the Compensation Committee decided that Dr. Cysewski's salary would increase from $110,000 to $130,000.

        Dr. Cysewski was a participant in the Company's 2005 Management Incentive Plan as described above. During fiscal 2005, the Company achieved the annual operating plan targets and maintained profitability. After receiving approval from a lender as required under the terms of the loan agreement, Dr. Cysewski was awarded a cash bonus of $20,000.

        Dr. Cysewski was granted options to purchase 10,000 shares of Common Stock in fiscal 2005 based on his position as President and Chief Executive Officer, and the desire to provide him with a continuing economic interest in the long term appreciation of the Company's Common Stock.

        Submitted by the Compensation and Stock Option Committee of the Company's Board of Directors.

John T. Waldron, Chairman Paul C. Yuen

        The material in this Compensation and Stock Option Committee Report and the following Report of the Audit Committee, and the accompanying Stockholder Return Performance Graph are not "soliciting material," and are not deemed "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

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Report of the Audit Committee of the Board of Directors

        The Audit Committee, which met four times in fiscal 2005, reviewed and discussed the Company's audited financial statements with management. The Audit Committee discussed with KPMG LLP, the Company's independent auditor, the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees," which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from the Company and its related entities.

        The Audit Committee is governed by the Audit Committee Charter adopted by the Board of Directors, a copy of which was attached as Exhibit A to the 2004 Proxy Statement and is available on the Company's website at www.cyanotech.com. Pursuant to the Charter, the Audit Committee has the following primary responsibilities:

  1)
  Review the performance of the independent auditor and make recommendations to the Board of Directors regarding the appointment or termination of the independent auditor;

  2)
  Confer annually with the independent auditor concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent auditors' annual engagement letter, and authorizing the independent auditors' to perform such supplemental reviews or audits as the Committee may deem desirable;

  3)
  Review the range and cost of audit and non-audit services performed by the independent auditor;

  4)
  Review the Company's audited financial statements and the independent auditors' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof;

  5)
  Review the adequacy of the Company's systems of internal controls.

        The firm of KPMG LLP, an Independent Registered Public Accounting Firm, served as the Company's independent auditor for the fiscal year ended March 31, 2005. As stated in Proposal Three, the Board has selected KPMG LLP to serve as the Company's independent auditor for the fiscal year ended March 31, 2006.

        Audit services provided by KPMG LLP consisted of the examination of the Company's annual financial statements and services related to filings with the SEC as well as their review of the Company's quarterly financial statements. All fees paid to KPMG LLP were reviewed and considered for independence by the Audit Committee. In addition, the Audit Committee (i) discussed with KPMG the qualification of the partners and managers assigned to the Company's audit, (ii) reviewed with KPMG the quality control system for the US accounting and audit practice to provide reasonable assurance that the audit was conducted with professional standards, and (iii) confirmed with KPMG that there was appropriate continuity of personnel working on our audits and availability of national office consultation.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report of Form 10-K for the fiscal year ended March 31, 2005.

        Submitted by the Audit Committee of the Company's Board of Directors.

David I. Rosenthal, Chairman Michael A. Davis Gregg W. Robertson

Independent Auditor's Fees

Audit Fees

        The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements and timely quarterly reviews for the fiscal year ended March 31, 2005 and 2004 were $117,000 and $88,000, respectively.

Audit Related Fees

        There were no audit related fees billed by KPMG LLP for the fiscal years ended March 31, 2005 and 2004.

Tax Fees

        The aggregate fees billed by KPMG LLP for tax services rendered to the Company, for the fiscal years ended March 31, 2005 and 2004, were $7,600 and $7,200, respectively.

All Other Fees

        There were no other fees billed by KPMG LLP for the fiscal years ended March 31, 2005 and 2004.

        The Audit Committee has considered and does not believe the provision of all other services by the Company's auditor is incompatible with maintaining KPMG LLP's independence. See "Report of the Audit Committee."

        A representative of KPMG LLP is expected to attend the 2005 Annual Meeting of Stockholders, and will have an opportunity to make a statement and to respond to appropriate questions from Stockholders.

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STOCKHOLDER RETURN PERFORMANCE GRAPH

        The following graph sets forth the Corporation's total cumulative stockholder return as compared to the NASDAQ Composite U.S. Index (COMP) and the NASDAQ Biotech Index (NBI) for the period beginning March 31, 2000 and ending March 31, 2005. Total stockholder return assumes $100.00 invested at the beginning of the period in the Common Stock of the Corporation, the stocks represented in the NASDAQ Composite—U.S. Index and the NASDAQ Biotech, respectively. Total return assumes reinvestment of dividends; the Corporation has paid no dividends on its Common Stock. Historical price performance should not be relied upon as indicative of future performance.

	Cyanotech Corporation	Nasdaq Composite COMP	Nasdaq Biotech NBI
3/00	$100	$100	$100
3/01	41	40	70
3/02	42	40	71
3/03	19	29	47
3/04	50	44	71
3/05	49	44	59

STOCKHOLDER PROPOSALS

        Information about stockholder proposals intended to be considered at the 2006 Annual Meeting of Stockholders must be received by the Company no later than March 18, 2006. In addition, if a stockholder proposal is not submitted to the Company prior to June 1, 2006, the proxy to be solicited by the Board of Directors for the 2006 Annual Meeting of Stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion when such proposal is presented at the 2006 Annual Meeting of Stockholders without any discussion of the proposal in the proxy statement for such meeting. The stockholder proposal must be mailed to the Company's principal executive offices, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, Hawaii 96740, Attention: Corporate Secretary. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations of the Securities and Exchange Commission (the "SEC").

OTHER MATTERS

        At the date of this Proxy Statement, the Board of Directors does not know of any business to be presented for consideration at the meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If any other business should properly come before the meeting, the shares represented by Proxies may be voted in accordance with the judgment of the persons named in such proxies.

        The Company will provide, without charge, to each person whose proxy is solicited by this Proxy Statement, on the written request of such person, a copy of the Company's most recent Annual Report on Form 10-K, including financial statements and financial statement schedules thereto, and if a nominal fee is paid, the exhibits thereto, as filed by the Company with the Securities and Exchange Commission. Requests should be directed to: Secretary, Cyanotech Corporation, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740.

        The Annual Report to the Stockholders of the Company, for the fiscal year ended March 31, 2005, including financial statements, is enclosed with this proxy statement.

        You are most cordially invited to attend this meeting in person. However, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy as promptly as possible in the envelope provided. This will not prevent you from voting in person at the meeting if you so desire.

By Order of the Board of Directors
Jeffrey H. Sakamoto Secretary

Kailua-Kona, Hawaii
July 14, 2004

Exhibit A

CYANOTECH CORPORATION
2005 Stock Option Plan

I.
PURPOSE OF THE PLAN; DEFINITIONS

A. This 2005 Stock Option Plan (the "Plan") is intended to promote the interests of Cyanotech Corporation, a Nevada corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its subsidiary corporations) and (ii) consultants and other independent contractors who provide valuable services to the Corporation (or its subsidiary corporations) with the opportunity to acquire, or increase their proprietary interest in the Corporation as an incentive for them to join or remain in the service of the Corporation (or its subsidiary corporations).

B. The Plan becomes effective immediately upon approval of the Corporation's stockholders at the 2005 Annual Stockholders Meeting to be held on August 22, 2005. Such date is hereby designated as the Effective Date of the Plan.

C. For purposes of the Plan, the following definitions apply:

        Board: the Corporation's Board of Directors.

        Committee: The Committee of the Corporation's Board of Directors appointed by the Board to administer the plan.

        Common Stock: shares of the Corporation's common stock, par value $0.005 per share.

        Change in Control: a change in ownership or control of the Corporation effected through either of the following transactions:

          (i)    any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, "1934 Act") of stock possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding stock pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders accept; or

          (ii)   there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of persons who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

        Corporate Transaction: any of the following stockholder-approved transactions to which the Corporation is a party:

          (i)    a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

          (ii)   the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

          (iii)  any reverse merger in which the Corporation is the surviving entity but in which stock possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding stock are transferred to person or persons different from those who held such stock immediately prior to such merger.

        Employee: a person who performs services while in the employ of the Corporation or one or more subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

        Market Value: the last reported price per share of the Common Stock on the day in question on the NASDAQ Small-Cap Market, or if the Common Stock is regularly traded in some other market or on an exchange the closing selling price per share of the Common Stock on the date in question, as such price is officially quoted by a national reporting service. If there is no such reported price on the date in question, then the fair market value is the price on the last preceding date for which such quotation exists.

        Hostile Take-Over: a change in ownership of the Corporation through the following transaction:

          (i)    any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of stock possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding stock pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

          (ii)   more than fifty percent (50%) of the stock so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation who are subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

        Service: the performance of services on a periodic basis to the Corporation (or any subsidiary corporation) in the capacity of an Employee or from time to time as an independent consultant, except to the extent otherwise specifically provided in the applicable stock option agreement.

        Take-Over Price: the greater of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offerer in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, as defined in Section IV (C) of this Article One, the Take-Over Price shall not exceed the clause (a) price per share.

D. The following provisions shall be applicable in determining the subsidiary corporations of the Corporation:

        Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

II.
ADMINISTRATION OF THE PLAN

A. Except as otherwise determined by the Board, the Plan shall be administered by the Board of Directors or by the Stock Option and Compensation Committee of the Board ("Committee") or other named Committee of the Board designated by the Board of Directors subject to the requirements of 1934 Act Rule 16b-3:

          (i)    The Committee of three (3) or more non-employee Board members shall be appointed by the Board to administer the Plan. No Board member is eligible to serve on the Committee unless such person qualifies as a "Non-Employee Director" as permitted by 1934 Act Rule 16b-3.

          (ii)   Members of the Committee serve for such term as the Board may determine and are subject to removal by the Board at any time.

B. The Committee by majority action thereof has the power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding option grants thereunder as it may deem necessary or advisable. All decisions of the Committee within the scope of its administrative functions under the Plan are final and binding on all parties.

C. Service on the Committee is service as a Board member, and members of the Committee are entitled to full indemnification and reimbursement as Board members for their service on the Committee. No member of the Committee is liable for any act or omission made in good faith with respect to the Plan or any option grant under the Plan.

III.
ELIGIBILITY

A. The persons eligible to participate in the Plan ("Optionees") are as follows:

          (i)    officers and other employees of the Corporation (or its subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its subsidiary corporations); and

          (ii)   those consultants or other independent contractors who provide valuable services to the Corporation (or its subsidiary corporations).

B. Non-employee Board members are not eligible to participate in the Plan.

C. The Committee by majority action thereof has the power and authority to determine which eligible persons are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-qualified option not intended to meet such requirements, the time or times at which each granted option is to become exercisable, the maximum term for which the Option may remain outstanding and the terms and provisions of the Stock Option Agreement evidencing the Option.

IV.
STOCK SUBJECT TO THE PLAN

A. Shares of the Corporation's Common Stock available for issuance under the Plan shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 800,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section IV.

B. If one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. All share issuances under the Plan reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, if the exercise price of an outstanding option under the Plan is paid with shares of Common Stock or shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan is reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

C. If any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of stock issuable under the Plan and (ii) the number and/or class of stock and price per share in effect under each option outstanding under the Plan. Such adjustments to the outstanding options are to be effected in a manner which precludes the enlargement or dilution of rights and benefits under such options. Such adjustments made by the Committee are final, binding and conclusive.

V.
TERMS AND CONDITIONS OF OPTIONS

        Options under the Plan are granted by action of the Committee and may, at the Committee's discretion, be either Incentive Options or non-qualified options. Persons who are not Employees of the Corporation may only be granted non-qualified options. Each granted option shall be evidenced by a Stock Option Agreement in the form approved by the Committee; provided, however, that each such agreement complies with the terms and conditions specified herein. Each Stock Option Agreement evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI hereof.

A. Option Price.

1. The option price per share is determined by the Committee in accordance with the following provisions:

          (i)    The option price per share of the Common Stock subject to an Incentive Option must in no event be less than one hundred percent (100%) of the Market Value of such Common Stock on the grant date.

          (ii)   The option price per share of the Common Stock subject to a non-qualified stock option is the amount determined by the Committee at the time of grant and may be less than, equal to or more than the Market Value of such Common Stock on the grant date.

2. The option price is immediately due upon exercise of the option and payable in one of the alternative forms specified below;

          (i)    full payment in cash or check made payable to the Corporation's order:

          (ii)   full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Market Value on the Exercise Date;

          (iii)  full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

          (iv)  full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (a) provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (b) provides written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

        For purposes of this subparagraph 2, the Exercise Date is the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

B. Term and Exercise of Options.

        Each option granted hereunder is exercisable at such time or times,and excluding all specified vesting periods during the specified term period, and for such number of shares as is determined by the Committee and set forth in the Stock Option Agreement evidencing such option. No granted option shall, however, have a term in excess of ten (10) years. Subject to Paragraph E of this Section V, during the lifetime of the Optionee, the option is exercisable only by the Optionee and shall not be assignable or transferable other than by transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employment Retirement Income Security Act, or the rules thereunder.

C. Termination of Service.

1. If the Optionee ceases Service while holding one or more options hereunder, each such option will not remain exercisable beyond the limited post-Service exercise period specified by the Committee in the Stock Option Agreement evidencing the grant, unless the Committee otherwise extends such period in accordance with subparagraph C.5 below.

2. During the post-Service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the Optionee is vested at the time of cessation of Service. Upon the expiration of such post-Service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding. In any case, each option terminates and ceases to be outstanding, at the time of the Optionee's cessation of Service with respect to any option shares for which such option is not otherwise at the time exercisable.

3. If the Optionee dies while holding one or more outstanding options hereunder, each such option may be exercised, subject to the limitations of subparagraph 2 above, by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of descent and distribution or as otherwise permitted herein.

4. If (i) the Optionee's Service is terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee makes any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its subsidiaries, then in any such event all outstanding options held by the Optionee hereunder terminate immediately and cease to be outstanding.

5. Except as otherwise determined by the Board the Committee has full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period specified in the instrument evidencing such grant to such greater period of time as the Committee deems appropriate under the circumstances. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

6. The Committee has complete discretion, exercisable either at the time the option is granted or at any time the option remains outstanding, to permit one or more options granted hereunder to be exercised not only for the number of shares for which each such option is exercisable at the time of the Optionee's cessation of Service but also for one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

D. Stockholder Rights.

        An Optionee has none of the rights of a stockholder with respect to any option shares until such person or its nominee, guardian or legal representative has exercised the option and paid the option price for the purchased shares.

E. Assignment; Limited Transferability of Stock Options

        No option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will, by the laws of decent and distribution or by a qualified domestic relations order as provided in Section V, Paragraph B. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the options granted to be on terms that permit transfer to:

          i)     the spouse, children or grandchildren of the Optionee ("Immediate Family Members");

          ii)    a trust or trusts for the exclusive benefit of such Immediate Family Members, or;

          iii)   a partnership in which such Immediate Family Members are the only partners, provided that:

            (A)  there may be no consideration for any such transfer;

            (B)  the Stock Option Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section V, Paragraph E; and

            (C)  subsequent transfers of transferred Options shall be prohibited except those in accordance with this Section V, Paragraph E.

Following transfer, any such options continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section V, Paragraph E the term Optionee shall be deemed to refer to the transferee. The provisions of the option relating to the period of exercisability and expiration of the Option continue to apply with respect to the original Optionee, and the Options exercisable or received by the transferee only to the extent, and for the periods, set forth in said option.

VI.
INCENTIVE OPTIONS

        The terms and conditions specified in this Section VI are applicable to all Incentive Options granted hereunder. The Stock Option Agreement relating to Incentive Options must be in accordance with Section 422(b) of the Internal Revenue Code or a succession Section thereof. Incentive Options may only be granted to persons who are Employees of the Corporation. Options which are specifically designated as "non-qualified" options when issued under the Plan are not subject to this Section VI.

A. Dollar Limitation. The aggregate Market Value (determined as of the respective date of dates of grant of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option Plan of the Corporation or its subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the federal tax laws shall be applied on the basis of the order in which such options are granted. If the shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable one hundred thousand dollar ($100,000) limitation, then the option may nevertheless be exercised in that calendar year for the excess number of shares as a non-qualified option under the Federal tax laws.

B. 10% Stockholder. If any person to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the corporation, the option price per share must not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term must not exceed five (5) years, measured from the grant date.

        Except as modified by the preceding provisions of this Section VI, the provisions of the Plan apply to all Incentive Options granted hereunder.

VII.
CORPORATE TRANSACTIONS/CHANGES IN CONTROL

A. Each option outstanding at the time of a Corporate Transaction automatically accelerates so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option doesnot so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same exercise schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Committee, at the time of the option grant. The determination of option comparability by the Committee under clause (i) above is final, binding and conclusive. The Committee also has full power and authority to grant options under the Plan which are to automatically accelerate in whole or in part immediately prior to the Corporate Transaction or upon the subsequent termination of the Optionee's Service, whether or not those options are otherwise to be assumed or replaced in connection with the consummation of such Corporate Transaction.

B. Upon the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

C. Each outstanding option which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of stock which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option price payable per share, provided the aggregate option price payable for such stock shall remain the same. In addition, the class and number of stock available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

D. The grant of options shall in no way affects the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

E. Except as otherwise determined by the Board, the Committee has the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options upon the occurrence of the Change in Control and to condition any such option acceleration upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

F. Any options accelerated in connection with the Change in Control remain fully exercisable until the expiration of the option term.

G. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section VII in connection with a Corporate Transaction or Change in Control remain subject to the dollar limitation of Section VI, Paragraph A.

VIII.
CANCELLATION AND REGRANT OF OPTIONS

        Except as otherwise determined by the Board, the Committee has the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options hereunder and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share based upon the Market Value of the Common Stock on the new grant date.

IX.
AMENDMENT OF THE PLAN AND AWARDS

        The Board has complete and exclusive power and authority to amend or modify the Plan in any or all respects, provided that no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section IV Paragraph C, (ii) materially modify the eligibility requirements for the Plan participation or (iii) materially increase the benefits accruing to Optionees.

X.
TAX WITHHOLDING

A. The Corporation's obligation to deliver shares of Common Stock upon exercise of stock options or the vesting of shares acquired upon exercise of such options under the Plan is subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

B. The Committee may, in its discretion and in accordance with the provisions of this Section X and such supplemental rules as the Committee may from time to time adopt (including the applicable safe-harbor provisions of 1934 Act Rule 16b-3), provide any or all holders of non-qualified options under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, State and local income tax and employment tax liabilities incurred by such holders in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:

          (i)    Stock Withholding: The holder of a non-qualified option may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-qualified option, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (up to one hundred (100%)) as specified by such holder.

          (ii)   Stock Delivery: The Committee may, in its discretion, provide the holder of a non-qualified option with the election to deliver to the Corporation, at the time the non-qualified option is exercised, one or more shares of Common Stock already held by such person with an aggregate Market Value (100%) as specified by such person) of the Taxes incurred in connection with such option exercise.

XI.
TERM OF THE PLAN

        The Plan terminates upon the earlier of (i) August 21, 2015 or (ii) the date on which all shares available for issuance under the Plan have been issued or canceled pursuant to the exercise of options granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date continue to have force and effect in accordance with the provisions of the Stock Option Agreements evidencing such grants or issuances.

XII.
USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan may be used for general corporate purposes.

XIII.
REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder is subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets are to be issued or delivered under the Plan unless and until there is compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Stock is then listed.

XIV.
NO EMPLOYMENT/SERVICE RIGHTS

        Neither the action of the Corporation in establishing the Plan, nor any action taken by the Committee hereunder, nor any provision of the Plan is to be construed so as to grant any person the right to remain in the employ or service of the Corporation (or any subsidiary corporation) for any period of specific duration, and the Corporation (or any subsidiary corporation retaining the services of such person) may terminate such person's employment or service at any time and for any reason, with or without cause.

XV.
MISCELLANEOUS PROVISIONS

A. The right to acquire Common Stock under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee, except as specifically provided in the Plan.

B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of Hawaii, as such laws are applied to contracts entered into.

C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

D. Except to the extent that federal laws control, the Plan and all Stock Option Agreements hereunder are to be construed in accordance with and governed by the law of the State of Hawaii.

PROXY	CYANOTECH CORPORATION PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MONDAY, AUGUST 22, 2005	PROXY

This proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints Jeffrey H. Sakamoto and Gerald R. Cysewski and each of them (with full power to act without the other), as proxies, each having full power to substitute, to represent and to vote, as designated below, all shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Corporation to be held at the King Kamehameha Beach Hotel, 75-5660 Palani Road, Kailua Kona, Hawaii on Monday, August 22, 2005 at 7:00 p.m. prevailing local time, and any adjournment thereof, with respect to matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated July 14, 2005.

1.	ELECTION OF DIRECTORS	FOR all nominees listed below (except as marked to the contrary) ☐	WITHHOLD AUTHORITY To vote for all nominees. ☐ (To withhold authority to vote for any nominee, strike a line through nominee's name in list below)

Directors to be elected:

Gerald R. Cysewski, Michael A. Davis, Gregg W. Robertson, David I Rosenthal, John T. Waldron, Paul C. Yuen

2.
To consider and vote on a proposal to approve the 2005 Stock Option and Stock Grant Plan (the "2005 Plan"), reserving a total of 800,000 authorized shares of Common Stock of the Company for issuance of options and grants under the 2005 Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.
To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending March 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

        All other proxies heretofore given by the undersigned to vote shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof as set forth in the Proxy Statement.

        Please date this proxy and sign it exactly as your name or names appear on your share. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers.

Dated:	, 2005
Signature
Signature
Please sign and date this proxy and return in promptly whether you expect to attend the meeting or not. If you do attend the meeting you may vote in person.

QuickLinks

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF CYANOTECH CORPORATION To Be Held Monday, August 22, 2005
VOTING RIGHTS AND SOLICITATION
REVOCABILITY OF PROXIES
PROPOSAL ONE: Election of Directors
BOARD MEETINGS AND COMMITTEES
DIRECTOR COMPENSATION
PROPOSAL TWO: Proposal to Approve the 2005 Stock Option Plan
Federal Income Tax Consequences
Accounting Treatment
PROPOSAL THREE: Ratification of Selection of Independent Auditor
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE OFFICERS OF THE REGISTRANT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
EQUITY COMPENSATION PLAN INFORMATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
Report of the Compensation and Stock Option Committee of the Board of Directors
Report of the Audit Committee of the Board of Directors
Independent Auditor's Fees
STOCKHOLDER RETURN PERFORMANCE GRAPH
STOCKHOLDER PROPOSALS
OTHER MATTERS
CYANOTECH CORPORATION 2005 Stock Option Plan